Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses:

1)

Registration Statements on Form S‑3 (No. 333-66843, No. 333-53486, No. 333-66688, No. 333-86542, No. 333-104956, No. 333-108973, No. 333-121891, No. 333-156539 and  No. 333-197433) and in the related Prospectuses of Depomed, Inc.,

2)	Registration Statements on Form S‑8 (No. 333-66923, No. 333-85419, No. 333-54982, No. 333-101796 and No. 333-105994) pertaining to the 1995 Stock Option Plan, as amended, of Depomed, Inc.,

3)

Registration Statement on Form S‑8 (No. 333-167015, No. 333-116697, No. 333-145291, No. 333-156538, No. 333-181710, and No. 333-196263) pertaining to the 2004 Equity Incentive Plan, the Second and Amended and Restated 2004 Employee Stock Purchase Plan of Depomed, Inc. and the Amended and Restated 2014 Omnibus Incentive Plan.

of our reports dated February 24, 2017, with respect to the consolidated financial statements and schedule of Depomed, Inc., and the effectiveness of internal control over financial reporting of Depomed, Inc., included in this Annual Report (Form 10-K) of Depomed Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Redwood City, California

February 24, 2017